Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Ordinary Shares, no par value per share, of EVOTEC SE. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

MAK Capital Fund LP

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member
Date:	03/30/2026

MAK CAPITAL ONE LLC

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member
Date:	03/30/2026

Michael A. Kaufman

By:	/s/ Michael A. Kaufman
Michael A. Kaufman
Date:	03/30/2026